                                                                    EXHIBIT 3.11

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 02/16/2000
                                                         001079438 - 3172869

                          CERTIFICATE OF INCORPORATION

                                       OF

                        COMMERCIAL VEHICLE SYSTEMS, INC.

                                   ARTICLE ONE

            The name of the corporation is Commercial Vehicle Systems, Inc.

                                   ARTICLE TWO

            The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE THREE

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

            The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE

            The name and mailing address of the sole incorporator are as follows:

                     NAME                         MAILING ADDRESS

               Thaddine G. Gomez              200 East Randolph Drive
                                              Suite 5700
                                              Chicago, Illinois 60601

                                   ARTICLE SIX

            The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

            In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

            To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

            The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

            I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 16th day of February, 2000.

                                             /s/ Thaddine G. Gomez
                                             ---------------------------
                                             Thaddine G. Gomez
                                             Sole Incorporator

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 09:24 AM 05/20/2005
  FILED 09:24 AM 05/20/2005
 SRV 050416482 - 3172869 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         COMMERCIAL VEHICLE SYSTEMS, INC.

      Commercial Vehicle Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation")

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of Commercial Vehicle Systems, Inc., by unanimous written consent in lieu of a meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware duly adopted resolutions setting forth a proposed Amendment to the Certificate of Incorporation of said Corporation, and declaring said Amendment to be advisable and recommending approval by the stockholders of said Corporation, for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

      RESOLVED, that a resolution to amend the Certificate of Incorporation of the Corporation be submitted for shareholder approval and adoption to delete Article One thereof in its entirely and substitute therefor the following (the "Amendment"):

                                  ARTICLE ONE

            The name of the Corporation is Sprague Devices, Inc.

      SECOND: That in lieu of a meeting and vote of the stockholders, the sole stockholder of the Corporation by written consent pursuant to Section 228(a) of the General Corporation Law of the State of Delaware duly adopted the aforesaid Amendment and said Written Consent was filed with the Corporation.

      THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 2nd day of May, 2005.

                                                By:   /s/ Chad Utrup
                                                      --------------------------
                                                Name: Chad Utrup
                                                Its:  Chief Financial Officer